Exhibit 10.3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

MASTER SERVICE AGREEMENT

THIS MASTER SERVICE AGREEMENT (“MSA”) is effective January 1, 2014 (the “Effective Date”) by and between Ace Data Centers, Inc., a Utah corporation (“Licensor”), and The Endurance International Group, Inc., a Delaware corporation (“Licensee”). Licensor and Licensee are also referred to collectively herein as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

A. Licensor owns and operates a data center located at the following service address (hereafter the “Premises”):

[**]

Provo, Utah 84606

B. Licensee desires access to designated portions of the Premises for purposes of locating certain computer and related communications and information technology equipment and cabling owned or leased by Licensee (the “Equipment”), and other related activities.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, the Parties, intending to be bound thereby, agree as follows:

DEFINITIONS

In addition to capitalized terms defined elsewhere in this MSA, as used in this MSA and in any of the ancillary documents incorporated by reference herein, the defined terms set forth below shall have the following respective meanings. Commonly-accepted industry definitions shall apply to any technical and otherwise undefined industry terms used in the Agreements.

“Agreements” shall have the meaning ascribed in paragraph 1 of the MSA.

“Authorized Persons” shall have the meaning ascribed in paragraph 2(c)(ii) of this MSA.

“Default Interest” shall have the meaning ascribed in paragraph 4(d) of this MSA.

“Due Date” shall have the meaning ascribed in paragraph 4(d) of this MSA.

“Effective Date” shall have the meaning ascribed in the preamble of the MSA.

“Equipment” shall have the meaning ascribed in Recital B of this MSA and includes without limitation, all servers, storage systems, networking equipment, wiring, and Power Distribution Units (PDUs) located on the racks occupied by Licensee.

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“Event of Default by Licensee” shall have the meaning ascribed in paragraph 10 of this MSA.

“Event of Default by Licensor” shall have the meaning ascribed in paragraph 12 of this MSA.

“Force Majeure” shall mean and refer to any of the following events: acts of war, acts of God; rebellion or sabotage or damage resulting therefrom; expropriation or confiscation of facilities by any governmental authority; compliance with any order of any governmental authority; acts of the government in its sovereign capacity which cause a delay, deferral or suspension in Licensor’s ability to provide the Services; subsidence; earthquakes; hurricanes; fires; floods; explosion; accidents; quarantine restrictions; freight or other embargoes; casualty loss; strikes; labor disputes; shortages of materials or transportation; electrical blackouts, surges or brownouts; the failure of any utility provider to deliver electricity, water or fiber connectivity to the Premises; and the failure of the Equipment. Notwithstanding the above, Force Majeure shall not include (a) any event caused by the fault, negligence, failure to pay money or financial inability of the party claiming Force Majeure, and (b) any event within the reasonable control of the party claiming Force Majeure. A Party’s obligation to pay money to another party will not be delayed, affected or changed by an event of Force Majeure.

“Holdover” shall mean Licensee’s continued possession and use of the Licensed Space following termination.

“Holdover Charges” shall have the meaning ascribed in paragraph 4(c) of this MSA.

“Indemnified Party” shall have the meaning ascribed in paragraph 8(a) of this MSA.

“Indemnifying Party” shall have the meaning ascribed in paragraph 8(a) of this MSA.

“License” shall have the meaning ascribed in paragraph 2(a) of the MSA.

“Licensed Space” shall have the meaning ascribed in paragraph 2(a) of this MSA.

“MRC Schedule” shall mean the General Services & MRC Schedule attached to this MSA as Exhibit 3.

“Network Services Agreement” means the agreement between the Parties entitled Network Services Agreement, executed concurrently with this MSA and attached as Exhibit 4.

“Office Lease” shall have the meaning ascribed in paragraph 1 of the MSA.

“Permitted Uses” shall have the meaning ascribed in paragraph 2(c)(iii) of this MSA.

“Service Order” is the document that incorporates Licensee’s NRC-related service requests to Licensor, and related charges, terms and conditions.

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“Services” are all services provided to Licensee by Licensor under the terms of the Agreements.

“SLA” shall mean the Service Level Agreement attached to this MSA as Exhibit 2.

“Term” shall have the meaning ascribed in paragraph 9 of this MSA.

“Termination” shall mean the termination of the Term in accordance with paragraph 3(d), paragraph 9, paragraph 11, or paragraph 12 of this MSA or as otherwise agreed upon by the Parties.

TERMS AND CONDITIONS

1.	ANCILLARY AGREEMENTS; INCORPORATION AND CONSTRUCTION. This MSA shall include and be construed in conjunction with the following ancillary documents, in addition to all successive addenda, modifications and additions thereto, which are incorporated herein by reference and shall incorporate by reference this MSA as if fully set forth therein. This MSA and such ancillary documents are referred to collectively herein as the “Agreements.”

Exhibit 1—Service Order: Attached in blank and incorporated as completed pursuant to paragraph 3(b) of this MSA

Exhibit 2—Colocation Service Level Agreement (“SLA”)

Exhibit 3—Colocation General Service & MRC Schedule (“MRC Schedule”)

Exhibit 4—Network Services Agreement

Exhibit 5—List of Preapproved Professional Contractors

In the event of a conflict between this MSA and any Service Order, the SLA, the MRC Schedule, or the Network Services Agreement, the language in the Service Order, SLA, MRC Schedule or Network Services Agreement shall prevail. The Parties acknowledge that Licensee currently occupies space in the building in which the Premises are located under prior agreements, oral or written, and that the Agreements shall supersede the prior agreements, except for the lease of office space between the Licensee’s wholly-owned subsidiary, Bluehost Inc. and the Licensor’s affiliate, Ace Holdings LLC, namely, a lease agreement effective January 1, 2014 (the “Office Lease”), and any future renewals or modifications thereof, which shall remain in full force and effect.

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2.	GRANT OF LICENSE TO LICENSEE AND USE OF PREMISES

(a)	Grant of License. Licensor hereby grants to Licensee a non-exclusive license to access cabinet space in the Premises for the uses authorized in this MSA (the “License”). The cabinet space occupied by Licensee pursuant to the terms of the Agreements is hereafter referred to as the “Licensed Space”. The License is granted to Licensee solely for the Permitted Uses only during the Term, and shall be revocable upon the terms and conditions set forth in this MSA. Licensee acknowledges that Licensor, or other licensees of Licensor, may use the Premises during the Term, and that Licensor reserves the right to install and maintain conduits, cables and wiring along and adjacent to the ceiling above the Licensed Space and, in the case of raised flooring, the floor below the Licensed Space. Licensor agrees that Licensee’s Equipment shall be located on racks solely occupied by Licensee’s Equipment. To the extent possible, Licensor agrees that Licensee’s racks will be located in rows solely occupied by Licensee’s Equipment, or to the extent that Licensee does not occupy an entire row, only equipment belonging to Licensor and no other third party shall be located adjacent to Licensee’s Equipment. Access to the Licensee’s racks shall be restricted solely to Licensee, Licensor, and their designees.

(b)	Not a Grant of an Interest in Real Property. Licensee represents, warrants, acknowledges and agrees that (i) it does not have, has not been granted and will not own or hold by virtue of this MSA or otherwise any real property interest in the Licensed Space or the Premises other than the rights explicitly granted by the Agreements; (ii) Licensee is a licensee and not a tenant or lessee under the Agreements, and; (iii) Licensee does not possess any of the rights, privileges or remedies that a tenant or lessee would have under a real property lease or occupancy agreement. In no event will the Equipment be considered a fixture for any purpose.

(c)	Access and Permitted Use of Premises

i)	Access. Subject to the terms and conditions of the Agreements, Licensee’s Authorized Persons will have access to the Licensed Space within the Premises for the Permitted Uses twenty four (24) hours per day, three hundred sixty-five (365) days per year, or three hundred sixty-six (366) days in case of a leap year.

ii)	Authorized Persons. Licensee shall provide Licensor a list of persons, which may be modified by Licensee from time to time, who are authorized to access the Equipment in the Premises (“Authorized Persons”). In addition to any other liability provided for in the Agreements and applicable law, Licensee will be responsible and liable for all acts or omissions of Licensee’s Authorized Persons, and all such acts or omissions will be attributed to Licensee for all purposes under this MSA.

iii)

Permitted Uses. Licensee has the right to use the Licensed Space for the purposes of installation of the Equipment in the Licensed Space, maintaining the Equipment, operating the Equipment, removing the Equipment and other related activities (collectively, the “Permitted Uses”). Licensee is not permitted to perform any work, improvements, repairs, or access any areas outside its Licensed Space, other than in

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common areas, and shall notify Licensor in advance in the event Licensee requires any work performed or any other access to other areas in the Premises. Notwithstanding the foregoing, in order to maintain the functionality of the Premises or prevent damage to Licensee’s Equipment, Licensee is permitted, with prior written notice to Licensor, to hire a licensed professional contractor preapproved by Licensor, including any of the contractors listed in Exhibit 5 or included on the list available at : [**], to perform any emergency repairs in the event that Licensor fails to respond to an issue within [**] of notice by Licensee. As long as Licensor is actively working to resolve an issue within the [**] time frame, Licensee may not bring in its own contractor to address the issue. Licensee represents, warrants and covenants that it has the legal right and authority (including regulatory consents, if needed) to operate, configure, provide, place, install, upgrade, add, maintain and repair the Equipment consistent with the terms of the Agreements. Unless otherwise agreed by Licensor in writing, and except as set forth on Exhibit 3, which sets forth the general services to be provided by the Licensor in connection with the Agreements, Licensee shall perform the Permitted Uses at its sole cost and expense. Licensee shall not use, allow or permit the use of the Licensed Space for any use or purpose other than the Permitted Uses.

iv)	Cross-Connections. Only upon the prior express written consent of Licensor may Licensee cross-connect the Equipment with equipment or services of any other customer of Licensor, or any sub-licensee within the Premises, or cross-connect Equipment with other Equipment separately located in such a way as to inhibit access by Licensor to any location within the Premises. All installation, other work and incremental charges relating to the establishment of cross-connections by Licensee shall be established under the reasonable control and direction of Licensor. All charges associated with authorized cross-connections are set forth in the MRC Schedule. In the event Licensee fails to obtain Licensor’s consent, Licensor may provide written notice to Licensee to take reasonable specified actions regarding the cross-connects, in Licensor’s sole discretion, including without limitation complete removal of the cross-connections. If, within [**] days after such notice, Licensee fails to comply with the notice, Licensor may remove the cross-connects or take other reasonable actions at Licensee’s reasonable expense.

(d)	Installation and Operation of Equipment.

i)	Licensor shall provide individual cabinets, as agreed upon by both Parties, for Licensee to locate Equipment. All delivery, installation, replacement or removal work with respect to Equipment, including services of any third-party suppliers or contractors utilized in connection with such activities, shall be subject to review and approval by Licensor, which approval shall not be unreasonably withheld or delayed. From time to time, Licensor may request, and Licensee shall promptly provide, information regarding the Equipment, systems, proposed rack/cabinet layout and interconnections/cross-connect diagrams, and the identification of Licensee’s suppliers or contractors. Approval by Licensor is not an endorsement of Licensee’s supplier or contractor, and Licensee will remain solely responsible for the selection of the supplier or contractor and all payments for supplies and construction work.

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ii)	Unless otherwise provided in the Agreements, the Equipment installed by Licensee in the Licensed Space shall remain the property of Licensee, and Licensor shall have no rights of ownership or possession of such Equipment. Licensor has no obligation to install, maintain, operate, or repair any Equipment, unless specifically provided in the Agreements. Licensee shall not in any way damage the Premises or adversely interfere with other users in the Premises, or knowingly interfere with Licensor’s maintenance and use of the Premises in any manner. Furthermore, Licensee will not intentionally interfere in any way with other equipment that Licensor or any other user may have on or in the Premises during Licensee’s access to the Premises, and will comply with all applicable requirements mandated by state and local ordinances and electrical codes, if any.

iii)	Licensee shall not make, or cause to be made, any construction changes or material alterations to the interior or exterior portions of the Premises or Licensed Space, including any cabling or power supplies for the Equipment, without obtaining Licensor’s written approval for Licensee to have the work performed, which approval shall not be unreasonably withheld or delayed, and otherwise complying with the terms of the Agreements.

(e)	Licensor’s Right to Access Licensed Space; Inspections. Licensor has the right to access the Licensed Space at any time, and from time to time, to perform Services, maintenance and repairs in the Premises, and to perform reasonable inspections of the Equipment and the Licensed Space. Under no circumstances will Licensor be required to notify Licensee or obtain Licensee’s consent before entering the Premises or the Licensed Space.

(f)	Licensed Space Relocation. Licensor reserves the right to relocate the Equipment, change the Licensed Space or otherwise substitute replacement space in the Premises at any time during the Term at Licensor’s expense, provided that the replacement space is substantially similar in size and configuration to the original Licensed Space and does not cause disruption to Licensee’s business. Licensor shall notify Licensee no less than [**] days in advance of any such Equipment relocation, change or substitution.

(g)

Removal of Equipment. Licensee shall remove or cause to be removed all of its Equipment [**] upon termination of the Agreements, at its sole expense, including the expense of any repairs necessary to restore the Licensed Space and the Premises to substantially the condition immediately prior to the installation or placement of the Equipment. For purposes of termination pursuant to paragraph 9 of this Agreement, Licensee shall remove all such Equipment by the [**]. For purposes of termination pursuant to paragraphs 3(d), 11, or 12 of this Agreement, Licensee shall remove all such Equipment no later than [**] days following the effective date of Termination. In any case, if Licensee fails to remove all such Equipment within the applicable time frame

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specified above, Licensor may, at Licensee’s reasonable expense, remove and store such Equipment and restore those portions of the Licensed Space and Premises damaged by such removal to their condition immediately prior to the installation or placement of such items. Moreover, the Licensee Equipment shall be deemed abandoned and shall be securely disposed of by Licensor at Licensee’s reasonable expense. Licensee’s obligations under this paragraph 2(g) shall survive termination of this Agreement.

(h)	Mechanics Liens. In the event that Licensee enters into any agreement whereby a third party performs work at the Premises on Licensee’s behalf, Licensee agrees to promptly pay the third party for such work. Without limiting the foregoing, Licensee agrees to act promptly and appropriately to prevent any mechanics or other lien from being filed against Licensor or the Premises, and agrees promptly to discharge any lien that is filed by any third party. At Licensor’s sole option, Licensor may discharge any such lien, and any amounts paid, including reasonable fees and costs, shall be payable to Licensor by Licensee upon demand.

(i)	Legal Compliance & Data Center Rules. Licensee agrees to and shall abide by and honor, at its sole cost and expense, the terms of the Agreements, all reasonable, published rules pertaining to the data center (e.g., rules pertaining to food and drink, smoking, etc.), and all applicable laws, ordinances, orders, and regulations of all federal, state, municipal or other agencies having jurisdiction or oversight relating to Licensee’s specific use or manner of use of the Licensed Space, bandwidth usage, IP address allocations and the Premises. Licensor shall publish and modify its data center rules from time to time (whether written or published on Licensor’s website). Any amendments to the data center rules, policies and procedures shall be effective on the [**] business day after written notification is provided by the Licensor to Licensee, such notification to include a copy of such amendment or amendments.

(j)	Industry Compliance Standards. Licensor shall accommodate Licensee’s reasonable request to take actions at the Premises necessary for Licensee’s compliance with any legal or industry standard, which may include, without limitation, [**] and [**] reporting requirements, and reasonable [**] requirements. Licensor agrees to allow Licensee to perform an [**] or other audit at Licensee’s expense and to provide sufficient access to the Premises and Licensor’s employees as needed to complete the audit. [**] will bear a maximum of [**] dollars ($[**]) in costs associated with meeting necessary incremental or new legal or industry compliance requirements implemented on or after the Effective Date (the “Compliance Cap”), provided, however that the Compliance Cap shall not apply to Licensor’s obligation to maintain the Premises in accordance with the standards agreed upon by the Parties as of the Effective Date. The Parties agree that payment for any costs in excess of the Compliance Cap shall be negotiated between the Parties. Notwithstanding anything to the contrary, in no event shall Licensor be obligated to accommodate such requests, or bare any costs related to a particular accommodation, if the accommodation would be impossible or impracticable under the circumstances.

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3.	LICENSOR SERVICES.

(a)	General Licensor Services. General services of Licensor in connection with the Agreements are set forth in Exhibit 3 and in the Network Services Agreement.

(b)	Service Order. During the Term, Licensee may from time to time request that Licensor perform certain NRC-related Services in the Premises (see paragraph 4(a)), which Licensor shall incorporate into a Service Order. By the Parties’ mutual acceptance of a Service Order, Licensee agrees to pay the NRC related to the Service Order as provided in the Service Order, and Licensor agrees to provide the services described therein.

(c)	Licensee’s Occupancy of Licensed Space; Notice to Licensor. Licensee’s current occupancy of the Licensed Space shall be ascertained, priced and assessed pursuant to Exhibit 3 and the Agreements as of the Execution Date. Licensee shall notify Licensor upon Licensee’s anticipated occupancy of additional Licensed Space in the Premises and shall abide by Licensor’s reasonable directives respecting the location within the Premises of additional Equipment installations. Upon Licensee’s failure to obtain or adhere to Licensor’s lawful directives regarding Licensee’s occupancy of additional Licensed Space within the Premises, Licensor will—in the event Licensee’s additional occupancy jeopardizes the safe and efficient operation of the Premises in [**]reasonable determination—provide notice to Licensee to remove or relocate the Equipment within the additional Licensed Space. If, [**] business days after such notice, Licensee fails to comply with the notice, Licensor may relocate the Equipment within the Premises at Licensee’s reasonable expense.

(d)	Service Levels and Remedies. If Licensor fails to meet the service levels set forth in the SLA, Licensor shall provide Licensee the exclusive remedies and monthly credits set forth in the SLA. Notwithstanding, Licensee shall have an exclusive remedy of early Termination with no penalty if: (i) the aggregate period of Power Unavailability (as defined in the SLA) exceeds either [**] hours during any [**] or [**] hours during any [**] day rolling period. For purposes of this termination provision, only [**] of Power Unavailability to [**] in use may accrue against the above-referenced aggregate period of Power Unavailability. In addition, in the event of and following a Sale (defined below) of the Premises, Licensee shall have a further exclusive remedy of early Termination with no penalty if the aggregate period outside the Critical Temperature Range (as defined and measured in accordance with the SLA) exceeds [**] hours during any [**]-day period. For purposes of this paragraph 3(d), “Sale” is defined as the transfer of stock or assets of Licensor to a third party or entity in which [**], or an entity affiliated with [**], does not maintain a majority or controlling interest.

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i)	Required Notices

(1)	Incident Notices. Licensee shall provide written notice to Licensor of any incident of Power Unavailability or time spent outside the Critical Temperature Range, if applicable, that Licensee intends to accrue against the aggregate period identified in paragraph 3(d) no later than [**] days following the incident. Licensee’s failure to provide the required notice shall constitute Licensee’s waiver of all accruals for the corresponding incident.

(2)	Notice of Termination. In the event that the total Power Unavailability or time spent outside of the Critical Temperature Range, if applicable, gives rise to Licensee’s right of early termination under this paragraph 3(d), and Licensee elects to terminate, Licensee shall provide to Licensor written notice of Licensee’s election to terminate the Agreements no later than fifteen (15) days following the aggregate accrual giving rise to Licensee’s right of Termination, which notice shall be in addition to the notice referenced in paragraph 3(d)(i)(1). Licensee’s failure to provide the required notice of termination shall constitute Licensee’s waiver of the right of Termination in connection with the corresponding accrual period.

ii)	Time to Vacate Premises upon Termination

Upon Termination, Licensee shall vacate the Licensed Space and the Premises and the provisions of paragraph 2(g) shall apply.

4.	LICENSEE CHARGES.

(a)	Non-Recurring Charges. “NRC” means non-recurring charges equal to the sum of Licensor’s costs to install the racks, cabinets, cages, custom space, electrical circuits, fiber optic connections, cable, panels, cross-connects and other costs reasonably incurred by Licensor for the Equipment to function in the Licensed Space. NRC and the terms of payment for NRC shall be set forth in each Service Order.

(b)	Monthly Recurring Charges. “MRC” means monthly recurring charges, which shall commence upon the Effective Date, pursuant to the rates set forth in Exhibit 3 and in the Network Services Agreement.

(c)	Holdover Charges. If Licensee continues to occupy the Licensed Space after termination, Licensee shall pay MRC at the [**] rates, as reasonably determined by [**] (“Holdover Charges”).

(d)

Payment of MRC; Due Date; Late Charges; Default Interest. Licensee agrees to and shall pay the MRC to Licensor, in advance, on or before the first day of each month during the Term (each a “Due Date”) for the Services to be rendered by Licensor to Licensee during said month, without offset, deduction or credit of any kind and in good and available funds in U.S. dollars by wire transfer or an Automated Clearinghouse (“ACH”) payment. The payment due on the first day of the month will be based on the most current usage figure available and invoiced no less than [**] days prior to the Due Date. Any variation from the stated invoice amount of usage fees incurred during the

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month will be billed as a separate line item on the next recurring invoice and due [**] days after the invoice date. If Licensee for any reason fails to pay the undisputed MRC to Licensor by any Due Date during the Term, Licensee will pay to Licensor an amount equal to [**] percent ([**]%) of the overdue MRC payment (“Late Charges”) in addition to the overdue MRC payment. In addition, Licensor may charge interest on all past-due balances at [**] percent ([**]%) per month (“Default Interest”) until paid in full. Licensee’s obligation to pay the MRC, Default Interest and Late Charges shall survive termination of the Agreements. Charges not disputed within [**] days after the Due Date thereof will be conclusively deemed to be accurate.

(e)	Additional Services. If Licensee requests that Licensor provide Services not specifically set forth in the Agreements, and Licensor agrees to provide such Services, Licensee agrees to pay Licensor’s [**] for such Services at the time such Service is rendered or such other charge as the Parties may mutually agree upon prior to the delivery of the Services (see Exhibit 3).

5.	TAXES. Licensee is solely responsible for paying, no later than their due date, any and all federal, state and local taxes, assessments, fees and surcharges related to its activities, or to its ownership or operation of the Equipment and the Permitted Uses, which are separately imposed, levied, or assessed against Licensee or against Licensor but specifically in respect to Licensee’s activities at the Premises or the Licensed Space by any governmental, quasi-governmental or tax authorities.

6.	INSURANCE.

(a)	Licensee agrees to and shall maintain in force and effect during the Term and during any Holdover, a policy or policies of commercial general liability insurance, with a company licensed to do business within the state where the Premises are located, insuring Licensee against all hazards and risks customarily insured against by persons locating equipment such as the Equipment in space in buildings such as the Licensed Space in the Premises (the “Licensee Policies”). The Licensee Policies shall be written on a per-occurrence basis with blanket contractual liability coverage to the extent of [**], with respect to use of the Licensed Space in the Premises and operation of Licensee’s business therein, with a combined single-limit coverage of not less than [**] Dollars ($[**]) of coverage. As part of the Licensee Policies, Licensee shall maintain property insurance (inclusive of coverage for data, media and electronic data processing perils) written on a “Special Form” basis at [**]. The Licensee Policies shall contain provisions on the general liability coverage providing that such insurance shall be [**] insofar as Licensee is concerned, with any other insurance maintained by Licensor being [**] with the insurance of Licensee required hereunder when included as an additional insured. Licensee shall provide a Certificate of Insurance establishing compliance with the above terms upon execution of this MSA.

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(b)	Licensor and any of its subsidiaries, and their respective officers, directors, employees and managers (together with any additional person or entity designated by Licensor in writing), shall be named as additional insured with respect to the Licensee Policies. All Licensee Policies shall provide that Licensee’s insurer waives all rights of subrogation against Licensor. Licensee shall obtain all Licensee Policies with carriers having an A.M. Best rating of A- or better. In addition to the Licensee Policies, Licensee shall procure and maintain [**] complying with the law of the state where the Premises are located, whether or not said coverage is required by law. The insurance requirements set forth in this paragraph 6 are independent of Licensee’s indemnification and other obligations hereunder and shall not be construed or interpreted in any way to restrict, limit, or modify Licensee’s indemnification and other obligations, or to limit Licensee’s liability in any way.

(c)	Licensor agrees to obtain and maintain the following insurance in effect at all times during the Term in accordance with the terms and conditions set forth herein:

i)	Commercial General Liability in a form reasonably equivalent to the latest filed and approved ISO CG 0001 (including commercially acceptable endorsements) with limits of $[**] per occurrence;

7.	REPRESENTATIONS & WARRANTIES. Each Party represents and warrants to the other: (a) that it is a duly organized and existing legal entity under the laws of the state of its incorporation and domesticated in the state where the Premises are located (if required); (b) that it has full authority to enter into the Agreements; (c) that the execution and/or performance of the Agreements does not and will not violate or interfere with any other agreement by which such Party is bound; and (d) that the warranting party will not enter into any agreement the execution or performance of which would violate or interfere with the Agreements, or any of them. The Parties’ representations and warranties shall survive the termination of the Agreements.

8.	INDEMNIFICATION.

(a)	Subject to the limitation of liability in paragraph 13 and in paragraph 8(f), Licensee and Licensor (each, as an “Indemnifying Party”) each hereby agree to and shall indemnify, defend, protect and hold the other Party and its officers, directors, shareholders, employees, agents, representatives, parent companies, affiliated companies and subsidiary companies and managers (each, as an “Indemnified Party”) free and harmless from and against all Claims (defined below) for damages (including but not limited to attorneys’ fees, costs and expenses), injury and death arising out of or relating directly or indirectly to the failure or alleged failure by the Indemnifying Party to comply with the Agreements and the License granted hereunder.

(b)	The Indemnifying Party shall indemnify, defend, protect and hold harmless the Indemnified Party, including its respective officers, directors, shareholders, employees, agents, representatives, parent companies, affiliated companies and subsidiary companies and managers from and against all Claims arising out of the Indemnifying Party’s ownership, operation, use or occupancy of the Licensed Space, and failure to comply with any laws and regulations that may apply to the Indemnifying Party’s obligations under this Agreement.

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(c)	For purposes of this Agreement, the term “Claims” means any and all claims, losses, damages, liabilities, taxes, assessments, deficiencies, proceedings causes of action (whether based in tort or contract law principles, law or equity, or otherwise), costs (including, without limitation, reasonable consultant fees and costs, court costs, reasonable attorneys’ fees and costs, and reasonable expert witness fees), fines and penalties of any kind. This indemnification extends to and includes, without limitation, Claims for injury to any persons (including death at any time resulting from that injury), and loss of, injury or damage to, or destruction of real or personal property (including all loss of use resulting from that loss, injury, damage, or destruction of the Licensed Space or Premises), but specifically excludes economic, incidental and consequential losses or damages (including without limitation lost profits or diminution in value), and resulting, incidental or punitive damages of any kind, except to the extent that such economic, incidental and consequential loss or damage, and resulting incidental or punitive damages are awarded against any Indemnified Party in a third-party claim. The provisions of this section shall survive the termination of this MSA.

(d)	An Indemnified Party seeking indemnification shall give the Indemnifying Party prompt notice of any claim asserted or threatened against such Indemnified Party on the basis of which such Indemnified Party intends to seek indemnification, but the obligations of the Indemnifying Party shall not be conditioned upon receipt of such notice except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Indemnifying Party shall promptly assume the defense of any Indemnified Party, with counsel reasonably satisfactory to the Indemnified Party, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, any Indemnified Party shall be entitled, at its expense, to employ counsel separate from counsel for the Indemnifying Party and from any other party in such action, proceeding, or investigation. An Indemnified Party may not agree to a settlement of a Claim without the prior written approval of the Indemnifying Party, which approval shall not be unreasonably withheld. No Indemnifying Party may agree to a settlement of a Claim against an Indemnified Party unless such settlement includes a full release of the Indemnified Party, involves only payment of money by the Indemnifying Party and does not create any financial obligation on behalf of the Indemnified Party.

(e)	Except for Claims arising out of or relating to fraud, intentional misconduct, or gross negligence, the remedies set forth in this paragraph 8 shall constitute the sole and exclusive remedy for money damages pertaining to claims of indemnification and shall be in lieu of any other remedies for money damages that may be available to the Indemnified Party under any other agreement or pursuant to any statutory or common law with respect to any Claims of any kind or nature incurred directly or indirectly resulting from or arising out of any of the Agreements (it being understood that nothing in this paragraph 8(e) or elsewhere in the Agreements shall affect the Parties’ rights to specific performance or other similar non-monetary equitable remedies). The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreement contained in this paragraph 8(e).

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(f)	Notwithstanding anything in the Agreements to the contrary, Licensor shall not be liable for any Claims brought by Licensee’s customers and Licensor’s maximum indemnification liability for all Claims by all Indemnified Parties may not exceed two and a half million dollars ($2,500,000.00).

9.	TERM & TERMINATION. The term of this MSA will be for ten (10) years from the Effective Date, unless earlier terminated by Licensee as set forth herein (the “Term”). Licensee may terminate the Agreements effective six (6) years after the Effective Date by providing at least twenty-four (24) months’ prior written notice to Licensor (i.e., Licensee may give notice of termination at the end of year four (4)). Beginning four (4) years after the Effective Date, Licensee may terminate the Agreements, at its discretion without penalty or premium of any kind, effective twenty-four (24) months following written notice of termination delivered to Licensor within one week of any quarter’s end. A quarter will be deemed ended on the last day of March, June, September and December. Moreover, in the event Licensor sells the Premises, directly or indirectly, to a third party (assuming Licensee fails to exercise the Right of First Refusal set forth in paragraph 28), the third party purchaser or Licensee may terminate the Agreements by giving at least twenty-four (24) months’ prior written notice of termination to the other party. Upon Termination, Licensee shall vacate the Licensed Space and the Premises and the provisions of paragraph 2(g) shall apply.

10.	EVENT OF DEFAULT BY LICENSEE. The occurrence of any one or more of the following shall constitute an “Event of Default by Licensee” if not cured within [**] days following receipt of written notice thereof: (a) if, on or after the [**] calendar day following any Due Date during the Term, Licensee fails to pay to Licensor the undisputed MRC or any other undisputed amount then due hereunder; or (b) Licensee materially breaches the Agreements.

11.	LICENSOR’S REMEDIES UPON DEFAULT; EARLY TERMINATION.

(a)

Termination Remedies. In addition to all rights and remedies granted to Licensor in the Agreements (including, but not limited to, the right to charge and collect Late Charges and Default Interest) and applicable law, upon the occurrence of an Event of Default, and after the expiration of the applicable cure period, Licensor shall have the right upon not less than seven (7) business days’ written notice to Licensee, to terminate the Agreements. In the event Licensor terminates the Agreements pursuant to this paragraph 11(a), (i) the Agreements shall terminate, expire and (except as otherwise provided in the Agreements) have no further force or effect as of the date set forth in Licensor’s notice of termination, which shall in all events not be before the expiration of such seven (7) business day notice period, and (ii) upon expiration of the seven (7) business day notice

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period, Licensor may immediately cease providing the Services to Licensee without further notice to Licensee. Upon and notwithstanding such Termination, Licensee shall immediately (x) pay to Licensor all outstanding undisputed NRC and MRC, and any other undisputed amounts then due and owing for Services provided through and including the effective date of Termination, and (y) vacate the Licensed Space and the Premises and remove the Equipment from the Licensed Space and the Premises pursuant to paragraph 2(g). Licensee’s obligations under this paragraph 11(a) shall survive termination of the Agreements.

(b)	Early Termination Fee. If Licensor Terminates the Agreements pursuant to paragraph 11(a), absent an Event of Default by Licensor, Licensee shall continue to pay the MRC as provided for herein for the lesser of: (i) the remainder of the then current term if Licensee has provided notice of termination or (ii) until Licensor notifies Licensee in writing that the Licensed Space is re-licensed to a new customer, or used by Licensor for its own purposes. Licensor shall make reasonable commercial efforts to find a replacement user of the Licensed Space, provided however, that in the event of excess and unused capacity in the Premises at the time of Licensor’s termination under paragraph 11(a), Licensor shall not be obligated to first license the Licensed Space to a new user prior to the licensing of the excess and unused space in the Premises. Licensee’s obligations under this paragraph 11(b) shall survive termination.

12.	EVENT OF DEFAULT BY LICENSOR. Excepting deviations from specific service level guarantees, the remedies for which are set forth more fully in the SLA and in paragraph 3(d), the failure by Licensor to perform any obligation or covenant set forth in the Agreements, if the same is not cured within [**] days following receipt of written notice thereof, shall constitute an “Event of Default by Licensor.” Licensor shall be entitled to an additional [**] days to cure before any breach becomes an Event of Default if exercising its reasonable best efforts to cure. Upon the occurrence of an Event of Default by Licensor, Licensee may terminate the Agreements upon not less than [**] business days’ written notice to Licensor; provided that, an Event of Default in connection with the Network Services Agreement shall not constitute an Event of Default in connection this MSA or any other related agreement. Upon Termination, Licensee shall vacate the Licensed Space and the Premises and the provisions of paragraph 2(g) shall apply.

13.	WARRANTY DISCLAIMER & LIMITATIONS OF LIABILITY.

(a)

IN ADDITION TO THE SPECIFIC LIMITATIONS OF LIABILITY SET FORTH IN OTHER PARAGRAPHS HEREIN LICENSOR SHALL NOT IN ANY CASE BE LIABLE FOR ANY OF THE FOLLOWING: (i) THE CONTENT OF THE INFORMATION PASSING OVER ITS NETWORK OR THROUGH THE PREMISES, THE LICENSED SPACE OR THE EQUIPMENT; (ii) UNAUTHORIZED ACCESS OR DAMAGE TO, ALTERATION, THEFT, DESTRUCTION OR LOSS OF, LICENSEE’S RECORDS, INFORMATION, FILES OR DATA UNLESS SUCH DESTRUCTION OR LOSS IS A RESULT OF LICENSOR’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (iii) CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT

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LIMITATION LOST PROFITS AND SAVINGS AND DIMINUTION IN VALUE) OR INCIDENTAL DAMAGES, EVEN IF LICENSOR IS INFORMED OF THEIR POSSIBILITY; (iv) CLAIMS FOR DAMAGES CAUSED BY LICENSEE; OR (v) ANY ACT OR OMISSION OF LICENSEE OR LICENSEE’S AGENTS FURNISHING SERVICES AND/OR PRODUCTS.

(b)	NOTWITHSTANDING ANY OTHER PROVISION IN THE AGREEMENTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY FAILURE OR DELAY IN PERFORMANCE TO THE EXTENT CAUSED BY EVENTS BEYOND SUCH PARTY’S REASONABLE CONTROL, INCLUDING, WITHOUT LIMITATION, ANY FORCE MAJEURE OR ANY LABOR DISPUTES, FIRES OR OTHER CASUALTIES, WEATHER OR NATURAL DISASTERS, DAMAGE TO FACILITIES, OR THE CONDUCT OF THIRD PARTIES.

(c)	NOTWITHSTANDING ANY OTHER PROVISION IN THE AGREEMENTS, LICENSOR HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE SERVICES PROVIDED HEREUNDER WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE. UPON THE EXECUTION AND DELIVERY OF THE AGREEMENTS, LICENSEE ACCEPTS THE LICENSED SPACE ON AN “AS IS”, “WHERE-IS” BASIS. EXCEPT AS OTHERWISE SPECIFIED IN THE AGREEMENTS, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE LICENSED SPACE OR THE PREMISES AND HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(d)	NOTWITHSTANDING ANY OTHER PROVISION IN THE AGREEMENTS, LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, OR COMMITMENTS INCURRED IN CONNECTION WITH LICENSEE’S BUSINESS, WHICH RESULT FROM QUALIFIED SERVICE OUTAGES OR ANY OTHER FAILURE OF CONNECTIVITY, EXCEPT THAT LICENSEE’S SOLE REMEDY FOR QUALIFIED SERVICE OUTAGES SHALL BE CREDITS PURSUANT TO THE SLA AND THE NETWORK SERVICES AGREEMENT AND REMEDIES PURSUANT TO SECTION 3(D) OF THIS MSA. LICENSOR SHALL NOT BE LIABLE FOR ANY OTHER TYPE OF DOWNTIME OR CONNECTIVITY FAILURE OR SERVICE INTERRUPTION.

(e)	LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES TO OR THEFT OF LICENSEE’S EQUIPMENT OR DATA, OR PROPERTY LOCATED AT THE PREMISES, UNLESS SUCH DAMAGE OR THEFT IS A RESULT OF LICENSOR’S GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

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(f)	IN NO CASE SHALL THE PARTIES BE LIABLE TO EACH OTHER FOR ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES WITH RESPECT TO ANY CLAIMS REGARDING THE SERVICES TO BE PROVIDED HEREUNDER, EVEN IF THEY HAVE BEEN NOTIFIED OF THE POSSIBILITY THEREOF.

(g)	LICENSEE AGREES THAT LICENSOR IS NOT RESPONSIBLE FOR ACTS OUTSIDE ITS CONTROL, INCLUDING BUT NOT LIMITED TO, THE ACTS OF LICENSEE AND LICENSEE’S EMPLOYEES AND AGENTS, INCLUDING THEIR FAILURE TO TAKE REASONABLE PRECAUTIONS TO PROTECT AGAINST FALLS, ELECTRIC SHOCK AND SIMILAR EVENTS. LICENSEE AND ITS EMPLOYEES, AGENTS AND REPRESENTATIVES ASSUME ALL SUCH RISKS, AND HEREBY RELEASE LICENSOR AND ITS AGENTS, EMPLOYEES AND REPRESENTATIVES FROM ANY AND ALL LIABILITY WHATSOEVER ARISING OUT OF ANY SUCH DAMAGE, LOSS OR INJURY TO PERSON AND/OR PROPERTY.

(h)	EXCEPT IN CASES OF FRAUD, GROSS NEGLIGENCE, OR INTENTIONAL MISCONDUCT, AND, WITH RESPECT TO LICENSEE, LICENSEE’S OBLIGATION TO PAY ALL FEES TO LICENSOR UNDER THE AGREEMENTS, AND NOTWITHSTANDING ANYTHING IN THE AGREEMENTS TO THE CONTRARY OR APPLICABLE LAW, IT IS SPECIFICALLY UNDERSTOOD AND AGREED, SUCH AGREEMENT BEING A PRIMARY CONSIDERATION FOR THE EXECUTION OF THE AGREEMENTS BY THE PARTIES, THAT NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY PERSON CLAIMING BY OR THROUGH SUCH OTHER PARTY OR AS A RESULT OF HIS, HER OR ITS RELATIONSHIP WITH SUCH OTHER PARTY UNDER OR WITH RESPECT TO THE AGREEMENTS AN AMOUNT GREATER THAN THE TOTAL MRC ACTUALLY PAID BY LICENSEE IN CONNECTION WITH THE AGREEMENTS DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE EVENT GIVING RISE TO SUCH LIABILITY, AND NEITHER PARTY NOR ANY OF ITS OWNERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES SHALL BE LIABLE FOR ANY DEFICIENCY. EXCEPT IN CASES OF FRAUD, GROSS NEGLIGENCE, OR INTENTIONAL MISCONDUCT, AND, WITH RESPECT TO LICENSEE, LICENSEE’S OBLIGATION TO PAY ALL FEES TO LICENSOR UNDER THE AGREEMENTS, IT IS UNDERSTOOD THAT IN NO EVENT SHALL EITHER PARTY HAVE ANY RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF THE OTHER PARTY OTHER THAN THE AMOUNT OF MRC ACTUALLY PAID IN CONNECTION WITH THE APPLICABLE SERVICES AS HEREINBEFORE EXPRESSLY PROVIDED.

(i)	IN THE EVENT OF THE SALE OF ALL OR SUBSTANTIALLY ALL OF LICENSOR’S ASSETS TO AN UNAFFILIATED THIRD PARTY, LICENSOR SHALL BE RELEASED FROM ALL LIABILITY AND OBLIGATIONS UNDER THE AGREEMENTS THEREAFTER ACCRUING, PROVIDED THAT LICENSOR’S SUCCESSOR IN INTEREST SHALL ASSUME THE RIGHTS AND OBLIGATIONS OF LICENSOR UNDER THE AGREEMENTS AS OF THE EFFECTIVE DATE OF SUCH TRANSFER.

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14.	LIMITATION OF ACTIONS. No action, regardless of form, arising out of or relating to the Agreements may be brought by either Party more than twelve (12) months from the later of (i) the date on which the cause of action accrues or (ii) the date on which the other Party had the reasonable ability to learn of or discover the event or circumstances giving rise to the cause of action. The Parties expressly agree that this paragraph 14, supplants and replaces any and all periods of limitation otherwise provided for by applicable law.

15.	ATTORNEY FEES. If any legal or administrative action or proceeding is brought by either Party against the other Party to enforce or interpret any term or provision of the Agreements, the prevailing Party shall be entitled to recover from the other Party, its reasonable attorneys’ fees and costs incurred in connection with the prosecution or defense of such action or proceeding. The foregoing includes, without limitation, attorneys’ fees and costs of investigation incurred in appellate and remand proceedings, or costs incurred in establishing the right to indemnification, and any expert fees.

16.	ASSIGNMENT. Licensee may not assign or delegate its rights or duties under the Agreements, sub-license the Licensed Space, or allow any other person or entity to use the Licensed Space for any reason, without first obtaining the prior written consent of Licensor, which consent will not be unreasonably withheld or delayed. Any purported assignment or delegation without the required consent shall be null and void and of no legal force or effect. Licensor may only assign its rights and delegate its duties under the Agreements upon the sale of the Premises, directly or indirectly, to a third-party.

17.	GOVERNING LAW; JURISDICTION & VENUE. The Agreements and all documents and instruments executed in connection therewith or herewith shall be governed by and interpreted in accordance with the substantive laws of the State of Utah without regard to principles of conflict of laws. The Parties each agree that sole and exclusive jurisdiction and venue for any action or litigation arising from or relating to any of the Agreements shall be a court of competent jurisdiction located in Salt Lake County or Utah County, Utah. The Parties hereby consent to the personal jurisdiction of such courts and to the venue provisions set forth herein.

18.	NO WAIVER. The failure of either Party at any time to enforce any right or remedy available to it under the Agreements or under any other document or instrument executed in connection herewith or therewith shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by either Party.

19.	AMENDMENTS. Any amendment or change to the Agreements must be approved in writing by both Parties.

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20.	NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of confirmed delivery or confirmed facsimile transmission or email. To be effective, notices must be delivered to the attention of:

If to Licensor:

Ace Data Centers, Inc.

727 North 1550 East, Suite 400

Orem, Utah 84097

Attention: Legal Department

Telephone: (801) 851-5540

Fax: (888) 724-7570

Heidi@acedatacenters.com

If to Licensee:

The Endurance International Group, Inc.

10 Corporate Drive, Ste. 300

Burlington, MA 01803

Attention: CEO

Fax: (781) 272-2915

hariravichandran@maileig.com

With a copy to:

The Endurance International Group, Inc.

10 Corporate Drive, Ste. 300

Burlington, MA 01803

Attention: General Counsel

Fax: (781) 998-8277

david@endurance.com

21.	RELATIONSHIP OF THE PARTIES. The Parties agree that their relationship hereunder is in the nature of independent contractors. Neither Party shall be deemed to be the agent, partner, joint venturer or employee of the other. Each Party shall be solely responsible for the payment of compensation, insurance and taxes of its own personnel and such personnel are not entitled to the provisions of any employee benefits from the other Party. Neither Party shall have any authority to make any agreements or representations on the other’s behalf without the other’s written consent. Additionally, Licensor shall not be responsible for any costs and expenses arising from Licensee’s performance of its duties and obligations pursuant to this Agreement.

22.	HEADINGS. The titles and headings of the various sections and paragraphs in this MSA are intended solely for convenience of reference and are not intended for any other purpose whatsoever or to explain, modify, or place any construction on any of the provisions of this MSA.

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23.	COUNTERPARTS. This MSA may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

24.	SEVERABILITY. If any portion of the Agreements is held by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

25.	CONFIDENTIALITY. Each Party for itself, its agents, employees and representatives agrees that it will not divulge any confidential or proprietary information it receives from the other Party, except as may be required by law. Each Party shall keep all confidential or proprietary information of the other, protecting the confidentiality thereof with the same level of efforts that it employs to protect the confidentiality of its own proprietary and confidential information and in any event not less than a reasonable standard of care. The receiving Party will use the information of the disclosing Party only to exercise rights and perform obligations under the Agreements and will only disclose the information to those employees and contractors of the receiving Party with a need to know such information. If a Party is required to disclose information pursuant to any legal proceeding, law, or regulation, including without limitation, to comply with any requirements of the U.S. Securities and Exchange Commission, the receiving Party will notify the disclosing Party promptly of such required disclosure and reasonably assist the disclosing Party in efforts to limit such required disclosure. The terms and conditions of the Agreements shall be considered confidential and proprietary. Neither Party shall use the other Party’s name in marketing materials including, but not limited to, press releases, without the prior written consent of the other Party. The obligations of confidentiality and indemnification stated herein shall survive the termination of the Agreements.

26.	ENTIRE AGREEMENT. The Agreements constitute the entire understanding of the Parties related to the subject matter hereof. The Parties have read this MSA and agree to be bound by its terms, and further agree that the Agreements constitute the complete and entire agreement of the Parties and supersede all and merge all previous communications, oral or written, and all other communications between them relating to the subject matter hereof, and any prior agreements. No representations or statements of any kind made by either Party that are not expressly stated herein shall be binding on such Party. The Parties agree that there are no third-party beneficiaries to this Agreement.

27.	CONSTRUCTION. Each Party has participated jointly in the drafting of this MSA and the ancillary agreements, which each Party acknowledges are the result of extensive negotiations between the Parties, and the language used in the Agreements, shall be deemed to be the language chosen by the Parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then the Agreements will accordingly be construed as drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party to the Agreements by virtue of the authorship of any of the provisions of the Agreements.

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28.	RIGHT OF FIRST REFUSAL. Licensee shall have a right of first refusal (the “Right of First Refusal”) with respect to any sale directly or indirectly of the Premises. If Licensor receives an offer to purchase the Premises, directly or indirectly, from any third party, which Licensor desires to accept (each, an “Offer”), Licensor shall first present such Offer, in writing, to Licensee, and Licensee shall thereafter have [**] business days in which to [**] by delivery of written notice to Licensor. If Licensee exercises the Right of First Refusal, the sale of the Premises on the terms and conditions [**] shall be consummated within [**] days after the exercise of the Right of First Refusal or as otherwise agreed to in writing by the Parties, after which Licensee shall be deemed to have waived the Right of First Refusal, and Licensor shall thereafter have a period of [**] days during which to consummate the sale to the third party that submitted the Offer on substantially identical terms to those set forth in the Offer, absent which any future sale directly or indirectly of the Premises shall once again be subject to the Right of First Refusal. In the event Licensee gives notice of early termination pursuant to paragraph 9 of this Agreement, Licensee’s Right of First Refusal shall immediately terminate, with no further force or effect. Moreover, in view of the fact that Licensor may not sell the Premises independently of the entire property upon which the Premises is situated, including the office space that is the subject of the Office Lease, Licensee may not exercise the Right of First Refusal contained herein without simultaneously exercising the Right of First Refusal contained in the Office Lease that is executed concurrently herewith. Termination of the Right of First Refusal contained in the Office Lease for any reason set forth in the Office Lease shall effectively terminate the Right of First Refusal contained in this MSA.

IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the date first written above.

LICENSEE:

THE ENDURANCE INTERNATIONAL GROUP, INC.

By:	/s/ John Mone
John Mone, Chief Information Officer

LICENSOR:

ACE DATA CENTERS, INC.

By:	/s/ Matthew Heaton
Matthew Heaton, CEO

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EXHIBIT 1

Service Order Agreement

			Ace Data Centers, Inc. 727 N 1550 E #400 Orem, UT 84097 (801) 851-5540 (o) (888) 724-7570 (f)

Customer Information

Corporate / Billing Information: Endurance International Group 10 Corporate Drive, Ste. 300 Burlington, MA 01803 Authorized by:	Quote Date: Date Est Start Date: Upon Completeion ACE DC Rep: Matt Richards (mattr@acedatacenters.com) 801-851-5540 (x67)

Service Locations
Bluehost, Inc. 1958 S 950 E Provo, UT 84606

Service Details	qty	price	Total
Service Description: Service Term:	0	$0.00	$0.00

Service Charges
Installation / One-Time (NRC): No Charges Monthly Recurring (MRC): $0.00 Fees required to begin sevice: $0.00

Comments / Notes:

1)

2)

Customer Acceptance:

Sign:	Title:

Sign:	Title:

Ace Data Center Acceptance:

Sign:	Title:

Sign:	Title:

This Agreement, including the Master Service Agreement (“MSA”) between ACE Data Centers (ACEDC) and Customer effective on January 1, 2014, any schedules or attachments hereto, incorporated by reference herein, constitute a binding commitment between ACEDC and Customer and supersede all prior or contemporaneous agreements, understandings or representations relating to the subject matter contained herein. Customer acknowledges that Customer has received, read, and understands this Agreement and the MSA, and agrees to be bound by all of the terms and conditions of the foregoing. Estimated Monthly Charges may not include: federal, state, and local taxes and fees, federal USF, or the ACEDC-imposed Network Access Assessment (NAA). Actual total charges are subject to acceptance of Services.

www.acedatacenters.com

Ace Data Centers	ACE Data Center, Inc.
Servers – Colocation – Bandwidth	727 North, 1550 East Orem, UT 84097 (v) 801.851.5540 acedatacenters.com

Company / Customer Info

Company Name:	Main Telephone:

Primary Address:	State:	ZIP:	Country:

Admin Contact

Name:	Title

Telephone (incl country code if outside U.S.):	Mobile / Cell:

Email:

Billing Infomation (if different from main company info)

Name:	Title:

Billing Address:	State:	ZIP:	Country:

Email:

Notes:

Ace Data Centers, Inc. 727 N 1550 E #400 Orem, UT 84097 (801) 851-5540 (o) (888) 724-7570 (f)

NOC / 24 Hour Contact (details required for pro-active network notifications from Ace Data Centers (NOC)

Name & Title:	Email:

Telephone (incl country code if outside U.S.):	Mobile / Cell:

Provisioning / Technical Contact

Name & Title:

Telephone (incl country code if outside U.S.):	Mobile / Cell:

Email:	Peering Email (if applicable):

Facility Info:

Facility Name:	Telephone / email:

Address:	Suite Number	Floor Number	Room / Row / Rack

Port Allocation & Label	Port Type / Presentation

Fibre Connection:

Additional Hardware Requirments—eg media converter, patch panel notes

IP Services Connectivity Specifics

Static or BGP routing? Your ASN and downstream ASNs:	Routes registered in an RIR (e.g. RIPE / ARIN / RADB) ?
Receive default route / full routes / both ?

Prefixes to be Advertised / List : (Eg: 20.20.20.0/19 or provide hyperlink)

Additional Requirements: (Eg: Non standard, Localpref, MEDS)

Do you require new / additional IP addresses ?	Number of Addresses Required ?

*	Note – Where new IP address space is required, your are additionally required to complete an IP Justification form.

Notes:

EXHIBIT 2

COLOCATION SERVICE LEVEL AGREEMENT

THIS COLOCATION SERVICE LEVEL AGREEMENT (this “SLA”) is made effective as of the Effective Date and is the SLA as referenced in and is entered into pursuant to that certain Master Services Agreement by and between Licensor and Licensee of even date herewith (the “MSA”). Capitalized terms used but not defined in this SLA shall have the meanings ascribed to them in the MSA.

1)	AC POWER AVAILABILITY. AC power is guaranteed to be available to Licensee’s Licensed Space located in the Premises [**]% of the time (“Power Availability Guarantee”). AC power will be serviced in one of 3 ways: (a) utility power through uninterrupted power supply (“UPS”), (b) generator power through UPS, or (c) UPS only until generators engage. “Power Unavailability” means the simultaneous unavailability of [**] power feeds from the utility power feed to the cabinet delivered by any means, including, without limitation, power sockets, power whips, extension cords or portable power systems; provided that, Power Unavailability does not include unavailability caused by Critical Maintenance (defined below) arising from an event of Force Majeure or unavailability resulting from: (i) any [**] or [**], (ii) [**], (iii) any [**] or [**] of [**], (iv) any [**] or [**] by [**], or (v) any [**] by [**] to [**] by applicable [**] or [**]. For example, and without limitation, if [**] causes an [**], or if [**] does not hook up [**], any resulting [**] is [**] covered by [**]. Moreover, because power distribution units (“PDU”) are purchased by Licensee, Licensor shall not be responsible for the power delivery associated with Licensee PDU failures.

a)	AC Power Availability Specifications. Power loss due to Licensee’s failure to adhere to the following is not covered by the SLA:

(i)	Unless otherwise provided in the Agreements, all Equipment of Licensee must be [**] rated. Licensee’s Cabling used by Licensee must meet national electrical and fire standards and any specifications provided by Licensor. For Licensee to have [**], Licensee must have Equipment capable of utilizing [**], and such Equipment must be [**] delivered to Licensee via a PDU.

(ii)	For any individual [**] volt [**] circuit, no individual phase at any time may exceed the [**] of the PDU to which the servers are connected. For example, if a PDU is a [**] volt [**] amp PDU, no individual phase may exceed [**] amps at any time. Likewise, if a PDU is a [**] volt [**] amp PDU, no individual phase may exceed [**] amps at any time. In the event Licensee fails to comply with this requirement, and due to safety concerns, Licensee agrees to remedy the non-compliance within [**] of being notified.

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(iii)	Individual panels may not exceed [**] Amps of [**] power delivered at [**] volts. More particularly, each pod (a pod contains [**] cabinets in sections one and two and [**] cabinets in section three) has [**] panels, each representing one set of UPS units. Of the [**] panels in each pod, Licensee is allowed use of total capacity equal to [**] panels for [**] power, and the remaining panel capacity must be [**]. Each panel is [**] amps and [**] to the legal limit of [**] amps.

(iv)	In order to maintain [**], no single PDU may carry more than [**]% of the power load to each cabinet. In other words, power distributed to each cabinet must be [**] supplying power to the cabinet. The Power Availability Guarantee is inapplicable if the amount of power plugged into any PDU is greater than [**]% of total power to the cabinet [**]

(b)	Scheduled Maintenance for AC Power Availability. “Scheduled Maintenance” is defined as foreseeable periodic maintenance at the Premises performed by Licensor. In the context of AC Power Availability, Scheduled Maintenance will include any maintenance performed on either a [**] or a [**] power feed to Licensee’s Licensed Space. If it is reasonably foreseeable that Scheduled Maintenance will affect service (“Service Affecting Maintenance”), Licensor shall notify Licensee no less than [**] business days in advance and perform the Scheduled Maintenance at the time stated in the notice. For purposes of Service Affecting Maintenance on power systems, Service Affecting Maintenance means maintenance causing a power outage exceeding [**]. If Licensee objects to the time proposed for the Service Affecting Maintenance, Licensee must object, in writing, no later than [**] before the Service Affecting Maintenance is to be performed, and Licensor and Licensee shall agree on an alternative time. Licensee’s failure to timely object to the time stated in the notice shall constitute deemed approval. All Scheduled Maintenance that does not affect service may be performed at [**], without notice. Information regarding Scheduled Maintenance will be provided to Licensee’s Designated Point of Contact (defined below) by an Acceptable Method of Delivery. Licensor reserves the right to perform Critical Maintenance, as defined below, in addition to Scheduled Maintenance, at any time during an emergency situation, as determined in Licensor’s sole discretion provided Licensor immediately notifies Licensee and makes all reasonable efforts to minimize the impact on Licensee’s operations.

c)

Power Availability Guarantee Credit. If the Power Availability Guarantee is not met during any given calendar month, as Licensee’s sole and exclusive remedy for such failure, Licensee will be issued a credit of $[**] for each cumulative [**] period that Power Unavailability exceeds the guaranteed amount, not to exceed $[**] per month.

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Power Unavailability for any given month that is less than [**] will be rounded up to the nearest [**], and Power Unavailability that exceeds [**] will be rounded to the nearest [**]. All calculations related to this credit are subject to the following:

(i)	The hourly credit rate of $[**] and the $[**] maximum monthly credit assume [**]% use by Licensee of the racks in the Licensed Space and shall be reduced by a percentage equal to the [**] divided by the [**] licensed to Licensee.

(ii)	For any Power Unavailability event, the applicable credits shall be [**] based on a percentage equal to the [**] by the Power Unavailability event divided by the [**] in the Licensed Space.

(Example: If Licensee occupies [**] of [**] licensed racks, hourly rate is reduced by [**]% or $[**] and maximum monthly rate is reduced by [**]% or $[**] In the event Power Unavailability affects [**]% of the [**] racks in use, the hourly credit is [**]% of $[**] and maximum monthly credit is [**]% of $[**])

(iii)	Power Unavailability time accruals will cease as soon as power is available to Licensee from any source and not necessarily from the same distribution gear that is affected by the Power Unavailability event.

2)	DATA CENTER TEMPERATURES AND HUMIDITY; STATIC PRESSURE

(a)	Data Center Temperatures. Licensor will maintain the Premises within a “Standard Operating Temperature Range” which is herein defined as [**] degrees Fahrenheit plus or minus [**] degrees Fahrenheit, and the Premises temperature will in no event fall outside a range of [**] degrees Fahrenheit to [**] degrees Fahrenheit (the “Critical Temperature Range”). All temperature references herein are as measured at the supply air of computer room air conditioning (CRAC) units. Each individual CRAC unit will be measured separately to ensure proper operation of each unit. The Standard Operating Temperature Range is to boost efficiency in the data center and does not relate to Licensor’s inability to provide consistent temperature for the server environment. Excluded from this guarantee are temperature variations outside of the Critical Temperature Range that may result from Critical Maintenance (defined below). In addition, excluded from this guarantee are temperature variations outside the Critical Temperature Range, whether or not such variations affect server function, that may result from Licensee’s failure to adhere to requirements or restrictions set forth herein.

(b)	Data Center Humidity. The Parties acknowledge that the data center has been operating [**] and that Utah’s natural environment is within acceptable humidity specifications. Licensee’s Equipment must be designed to operate [**]. Notwithstanding, if Licensee desires the [**] Licensor will accommodate Licensee’s request at Licensee’s sole cost and expense.

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(c)	Static Pressure. Sufficient under floor static pressure will be provided to accommodate Licensee Power as defined in Exhibit 3.

(d)	Temperature and Humidity Service Level Objective Response. If Licensee reports a temperature server alert for its servers in the Premises, Licensor will work with Licensee to promptly address and resolve the problem. Licensee may report temperature problems by calling Licensor’s Licensee Support Department at [**] or any other contact at Licensor. In addition, Licensor will commence action to respond to temperature alarms from the CRAC units within [**] and will promptly take steps as required to solve the problem. Licensee shall not take direct action in connection with immediately perceived temperature problems unless temperature reaches a temperature of greater than [**] degrees Fahrenheit for [**] and greater than [**] degrees Fahrenheit for [**], in which case Licensee may address the perceived problem by [**] etc. However, subject to paragraph 2(c)(iii) of the MSA, in no case shall Licensee tamper in any way with any Licensor Equipment, including without limitation, CRAC units, generators, chillers etc.

(e)	Scheduled Maintenance of HVAC System. If it is reasonably foreseeable that Scheduled Maintenance of the HVAC System will constitute Service Affecting Maintenance, Licensor shall notify Licensee no less than [**] business days in advance and perform the Service Affecting Maintenance at the time stated in the notice, which shall be between [**] Mountain Time Zone. If Licensee objects to the time proposed for the Service Affecting Maintenance, Licensee must object, in writing, no later than [**] before the Service Affecting Maintenance is to be performed, and Licensor and Licensee shall agree on an alternative time. Licensee’s failure to timely object to the time stated in the notice shall constitute deemed approval. All Scheduled Maintenance that does not affect service may be performed [**]. Information regarding Scheduled Maintenance will be provided to Licensee’s Designated Point of Contact by an Acceptable Method of Delivery.

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(f)	Licensee Equipment.

(i)	Installation. Licensee’s installation of Equipment must not interfere with Licensor’s ability to maintain the standards set forth in this section. Specifically, and without limitation, Licensee will promptly respond to Licensor’s request to fix issues related to Licensee’s Equipment that affect Licensor’s ability to maintain pressure and temperature consistent with this SLA. Licensee agrees to never have more than [**] of [**] in a Licensee Row for more than [**]. “Licensee Row” is defined as [**] or more cabinets in a single row. In the event Licensee has more than [**] of [**] for more than [**], the [**] must be [**] by airlocks (provided by Licensee). If Licensee does not use airlocks to seal [**] aisles as outlined in this SLA during a period that exceeds [**], then the provisions of this temperature SLA do not apply.

(ii)	Equipment Temperature Specifications. Under no circumstance will Licensee use Equipment with specified maximum operating temperatures of less than [**] degrees Fahrenheit.

3)	LIMITATION ON TOTAL SLA MONTHLY CREDITS

IN NO EVENT WILL THE TOTAL AMOUNT OF CREDITS UNDER ALL OF THE ABOVE SERVICE LEVEL STANDARDS FOR WHICH LICENSEE MAY BE ELIGIBLE IN ANY GIVEN MONTH EXCEED [**]% OF THE MONTHLY MRC DUE UNDER EXHIBIT 3.

4)	CRITICAL MAINTENANCE

“Critical Maintenance” is defined as maintenance that is necessary to address critical production issues or issues causing a critical part of the infrastructure to be unavailable or inaccessible, resulting in critical disruption of work or critical business impact, including, without limitation, issues caused by natural disasters, network security intrusions, acts of terrorism, or emergency maintenance performed by Licensor’s service providers, in addition to issues requiring maintenance to ensure safety of Licensor employees.

5)	NOTIFICATION AND SUPPORT RESPONSE

a)	Notifications. Licensee shall provide a list of the individuals authorized to receive applicable notifications under this SLA (“Designated Point of Contact”). Licensee shall include an Acceptable Method of Delivery for each response category (e.g., SMS, email, phone). With respect to all Scheduled Maintenance under this SLA, upon notice to the Designated Point of Contact using an Acceptable Method of Delivery, Licensor will proceed to perform the Scheduled Maintenance on its own schedule; provided that, upon Licensee’s reasonable request, Licensor will modify its time schedule to accommodate Licensee.

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b)	Support Response. Licensor agrees to have support staff on site three hundred and sixty-five (365) days a year, twenty-four (24) hours a day, to handle all Scheduled Maintenance and Critical Maintenance, and to respond to all Licensee support requests in a prompt manner. Licensor agrees to respond to issues that impact the guarantees contained in this SLA, and contact a technician, within [**] of Licensee’s request.

6)	TRACKING AND SUPPORT PROCESSES. Tracking of all service level benchmarks addressed herein will be maintained by Licensor and available for review by Licensee at any time upon reasonable notice. Tracking methods are guaranteed to be functional no less than [**]% of the time.

7)	LIMITATIONS OF LIABILITY. The remedies provided in this SLA and the MSA for Licensor’s failure to abide by any guarantee set forth herein shall be the exclusive remedies available to Licensee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXHIBIT 3

COLOCATION GENERAL SERVICE & MRC SCHEDULE

DEFINITIONS. For purposes of this Exhibit 3, the following definitions shall apply:

“Redundant Power” means [**] MW of power sufficient to provide [**] to any single pair of UPS units in the event of their failure, as follows: [**]750 kilowatt (kW) UPS units ([**] sets of [**]), each functioning at no greater than [**]% capacity, will allow any pair of UPS units to provide redundancy to any failed pair of UPS units. In other words, so long as no UPS pair operates at more than [**]% capacity, UPS [**] backs up [**] & [**] UPS [**] backs up [**] & [**]; and UPS [**] backs up [**] & [**]. Therefore, notwithstanding the [**] MW of Redundant Power, each pair of UPS units functioning as a source of both [**] and [**] power at no greater than a [**]% load will ensure [**] redundancy to the [**] MW of [**] power.

“Total Data Center Power” means primary power of [**] megawatts (MW) and Redundant Power.

“Licensee Power” means the percentage of Total Data Center Power that is available to Licensee, which is equal to the percentage that Licensee’s total data center occupancy bears to total data center capacity. For example, if Licensee [**] racks, or [**]% of [**], Licensee’s power availability would be [**] MW of the Total Data Center Power.

1.	General Services. Licensor shall provide to Licensee the following general services during the Term of the Agreements (collectively, the “General Services”) at [**] additional cost:

(a)	Management of the Premises;

(b)	24x7 Staffing of the Premises;

(c)	Maintenance & upkeep of the Premises;

(d)	Cabinet Space: Cabinet space of [**] racks ([**]% capacity) increasing to [**] racks ([**]% capacity) by March 1, 2014. In the event Licensor agrees to lease additional capacity to Licensee in excess of [**]%, the terms and pricing shall be [**] and incorporated into this Agreement by addendum.

(e)	Infrastructure Requirements: Licensor agrees to provide the following:

i.	N+1 chillers sufficient for cooling under Total Data Center Power loads at an outside temperature of [**];

ii.	[**] CRAC units sufficient for cooling under Total Data Center Power loads at an outside temperature of [**];

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iii.	[**] generators by December 15, 2013 sufficient to support Total Data Center Power loads;

iv.	Two new [**] as set forth in Paragraph 1(f)(ii) below by December 15, 2013;

v.	One [**] for each pair of UPS units;

vi.	Battery monitoring for all UPS batteries, including [**], and [**], once every [**] months at scheduled maintenance periods. In addition, each UPS has a self-contained internal notification system, which will notify Licensor of problems as they occur. If battery level is [**] to meet needs of [**], Licensor will remedy the problem;

vii.	Sufficient building and power feed lightning protection consistent with current code;

viii.	NFPA-required signage on doors of electrical and UPS rooms;

ix.	Third-party contracts for diesel fuel delivery for indefinite run time, and sufficient diesel fuel on site to account for delivery time. If Licensee desires additional on-site storage of diesel fuel, Licensee may do so at [**] expense.

x.	Sufficient power feeds to each pod (including cabling and breaks) to allow [**] independent power feeds to each rack so that a [**] failure [**], [**] do not reduce that rack’s available power as specified in paragraph 1(f)(iii). The actual layout and placement of the breakers shall be at [**].

(f)	Unless the context requires otherwise, all references to power herein refer to the total power available to all data center customers. Licensee’s power availability shall in all cases be a percentage of total data center licensee power availability based on the percentage that Licensee’s total data center occupancy bears to total data center licensee capacity.

i.	Power: [**] additional [**] units will be added by December 15, 2013 to provide Redundant Power

ii.

Power Use Limitations: Power per cabinet across the entire data center must be limited to an [**] of no more than [**] kW per [**] cabinet (Cabinet Power Maximum). Moreover, under no circumstances may Licensee exceed [**] kW of useable power for any single [**] cabinet. Notwithstanding, in the event Licensor and Licensee agree to add equipment to expand capacity to [**] kW per circuit, Licensor will increase the maximum capacity per circuit from [**] KW to [**]

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kW, and overage charges will apply to usage in excess of [**] kW per circuit. Note: To maintain [**]% Redundant Power, the total power usage for all customers in the data center may not exceed [**] MW. Licensor will ensure that Licensor’s and all other customers’ power usage is [**] to ensure that [**] MW across the entire data center will be available with redundancy.

iii.	Per Cabinet [**]: In the event Licensee exceeds [**] kW per [**] cabinet, as determined by the following formula and assuming a power factor of [**], Licensee shall be responsible to [**], calculated as follows:

Definitions:

W = total Kw measurement for all [**] supplying power to an individual [**] unit cabinet

P = cabinet power factor measurement calculated as the average of the power factor measurements for each [**] supplying power to an individual [**] unit cabinet

T = [**] (target cabinet power factor measurement)

Limit = [**] kW

[**] = [**] cents (per kWh [**])

Multiplier = [**]

Overage [**] (per kWh) = [**]

Adjusted [**] (per kWh) = [**]

Interval = number of times per hour Licensor monitors power consumption

[**] per Interval = [**]

Assessed Monthly [**] (per [**] cabinet) = Aggregate of all [**] per Interval calculations for the corresponding month, subject to a minimum per-circuit monthly [**]

Step 1: Read [**] stats to define [**] and [**]. If [**] is [**] than or equal to [**], stop—there are [**]. If [**] is [**] than [**], go to Step 2.

Step 2: Calculate [**] or [**].

If Multiplier is [**] than [**] applies. Calculate [**]

If Multiplier is [**] than or equal to [**], Adjusted [**] applies. Calculate [**]

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Step 3: Calculate [**] per Interval

Step 4: Calculate Assessed Monthly [**]. Licensor will [**] to Licensee as a separate line item on each [**] an [**] equal to the aggregate of all [**] per [**] licensed to Licensee.

(g)	Additional Services: Should Licensee require additional Services not contemplated by this Agreement, including, without limitation, additional [**], Licensor will make [**] efforts to accommodate Licensee’s request. [**] will be financially responsible for any reasonable additional costs, including maintenance, incurred in connection with any additions.

(h)	Cross-connects: For each cross-connect installation on or after the Effective Date, Licensee will pay, based on a separate service order, a labor fee of $[**] plus a fee $[**] per [**] for installations of [**] or greater, or a fee of $[**] per [**] for installations of less than [**] Cross-connects installed prior to the Effective Date will be subject to [**] additional charges. These prices are effective at a minimum through [**] at which time they may be subject to renegotiation upon notice by [**]. Any required repairs of the cross-connects will be billed to [**] by [**].

2.	Monthly Recurring Costs (“MRC”). Licensee shall pay MRC according to the following Schedule for all of the General Services set forth in section 1 (excepting power [**] and/or taxes, and fees for additional services and cross-connects as set forth above). MRC set forth herein is independent from, and in addition to, MRC set forth in the Network Agreement:

(a)	Year 1:

i.	$[**] per month for use of up to [**] racks ([**]% of total capacity), plus

ii.	If Licensed Space is greater than [**] racks ([**]% of total capacity): In addition to the payment due under 2(a)i above, Licensee shall pay additional MRC of $[**] per rack for each rack in excess of [**] and up to and including [**] ([**]% total capacity). No later than [**], Licensee will pay MRC for no less than [**] racks ([**]% total capacity) for a total monthly fee of $[**].

(b)	Years 2-10: MRC will be based on a baseline of $[**] (year 1 MRC for Licensee usage of [**] racks, or [**]% of total capacity), increased [**] at an [**] rate of [**] percent ([**]%) beginning at the commencement of [**] and applicable for [**] and [**] percent ([**]%) beginning at the commencement of [**] and applicable for [**] through [**].

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Year	Per Month			Per Year
2	$	[	**]	$	[**]
3	$	[	**]	$	[**]
4	$	[	**]	$	[**]
5	$	[	**]	$	[**]
6	$	[	**]	$	[**]
7	$	[	**]	$	[**]
8	$	[	**]	$	[**]
9	$	[	**]	$	[**]
10	$	[	**]	$	[**]

(c)	In the event of a [**] of the data center to [**] during the 2014 calendar year, [**] paid to Licensor under this Exhibit 3 to the MSA, less all [**] data center [**] made by [**] from the Effective Date through the date of [**] shall be [**].

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NETWORK SERVICES AGREEMENT

THIS NETWORK SERVICES AGREEMENT (“Network Services Agreement”) is effective this 1st day of January, 2014 (the “Effective Date”) by and between Ace Data Centers, Inc., a Utah corporation (“ACE”), and The Endurance International Group, Inc., a Delaware corporation (“EIG”). ACE and EIG are also referred to collectively herein as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

A. ACE owns and operates a data center and, under a separate Master Service Agreement (“MSA”) executed concurrently herewith, has agreed to provide certain data center services to EIG.

B. ACE is also a provider of network services, and EIG desires to obtain from ACE certain network services as set forth more fully herein.

NOW, THEREFORE, in considerations of the mutual promises and covenants contained herein, the Parties, intending to be bound thereby, agree as follows:

TERMS AND CONDITIONS

1.	ASSOCIATED DOCUMENTS; DEFINITIONS. This Network Services Agreement shall be construed in conjunction with the MSA and other documents incorporated therein. To the extent relevant and not contradicted hereby, the terms of the MSA and other incorporated documents are incorporated herein by reference. Capitalized, undefined terms herein shall have the meanings prescribed in the MSA.

2.	TERM; NOTICE OF TERMINATION. The “Term” of this Network Services Agreement shall be a minimum of one (1) year and shall terminate only upon no less than ninety (90) days’ written notice by either Party to the other Party for transit services and no less than six (6) months’ written notice by either Party to the other Party for transport services. If neither Party provides notice sufficient to effect termination of either transit or transport services on the one (1) year anniversary of this Network Services Agreement, the Term shall continue beyond the one (1) year anniversary until ninety (90) days following written notice of termination by either Party to the other Party for transit services and six (6) months following written notice of termination by either Party to the other Party for transport services.

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3.	NETWORK SERVICES & MRC: During the Term, ACE will provide to EIG, and EIG will pay for, [**] IP bandwidth as follows: (i) a [**] of [**] of transit (“Transit Commitment,” which shall include any commitment increases pursuant to paragraph 4(c)), [**] up to [**], at a rate of $[**] per [**], and (ii) a [**] of [**] transport [**] (“Transport Commitment,” which shall include any commitment increases pursuant to paragraph 4(b)) at a rate of $[**] per [**] per month, for a [**]. MRC charged in connection with this Network Services Agreement (“Network MRC”) will be charged by ACE and paid by EIG in addition to other MRC as provided in the MSA and related ancillary documents.

4.	[**] TRAFFIC. ACE will bill EIG for [**] traffic used by EIG that exceeds the Transit Commitment (as modified by EIG pursuant to paragraph 4(c)) at a rate of $[**]. Furthermore, [**] traffic available to EIG shall be subject to the following:

a.	EIG’s available [**] traffic shall be limited to an amount that is (i) [**] the Transit Commitment, rounded [**] to the nearest [**] (e.g. [**] by [**] and then round [**] to the nearest [**]) or (ii) [**]. Moreover, in all cases and notwithstanding any provision herein to the contrary, the amount of EIG’s [**] traffic will be limited to the [**], subject to a maximum capacity of [**].

b.	Upon EIG’s request and no less than [**] notice by EIG, and [**], ACE will provide to EIG additional transport in [**], the price of which shall thereafter be added to and become part of the Transport Commitment set forth in paragraph 3.

c.	Upon the request of EIG, and [**], EIG may increase its Transit Commitment and the price of such increases shall be added to and become a part of the Transit Commitment set forth in paragraph 3.

d.	[**] traffic will be measured as the [**] percentile of [**].

5.	PEERING. During the Term, ACE [**] EIG for transit delivered via ACE’s peering relationships (wherever located) up to the amount of [**]. [**] it shall be [**] responsibility to bear all costs incurred to connect to an ACE peering network; for example, cross-connects in a non-ACE data center facility at which ACE participates in a peering network. Moreover, if EIG’s peering traffic is [**] the amount of [**] in a given month, the difference will be billed to EIG at ACE’s [**]. If at any time following the Term, under a future agreement, EIG’s Transit Commitment drops to a level below [**] but at least [**], EIG may purchase peering from ACE at [**]. If at any time EIG’s Transit Commitment drops below [**] ACE will not be obligated to offer EIG [**].

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6.	THIRD-PARTY PROVIDERS. Nothing in this Network Services Agreement will prevent EIG from obtaining additional bandwidth from a third-party provider; provided that, if such third-party provider is not then currently in the Premises, EIG’s use of the provider shall be [**], not to be [**] or [**], and subject to EIG’s payment of any fees assessed by the provider.

7.	SERVICE LEVELS AND REMEDIES. If ACE fails to meet the service levels set forth in Appendix 1 to this Network Services Agreement, which is incorporated herein by reference, ACE shall provide EIG with the remedies and monthly credits set forth therein.

IN WITNESS WHEREOF, ACE and EIG have executed this Network Services Agreement as of the date first written above.

THE ENDURANCE INTERNATIONAL GROUP, INC.

By:	/s/ Jone Mone
John Mone, Chief Information Officer

ACE DATA CENTERS, INC.

By:	/s/ Matthew Heaton
Matthew Heaton, CEO

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APPENDIX 1

NETWORK SERVICE LEVEL AGREEMENT

THIS NETWORK SERVICE LEVEL AGREEMENT (this “Network SLA”) is made effective as of the Effective Date and is the Network SLA as referenced in and is entered into pursuant to that certain Master Services Agreement by and between ACE and EIG of even date herewith (the “MSA”). Capitalized terms used but not defined in this Network SLA shall have the meanings ascribed to them in the MSA.

1.	NETWORK AVAILABILITY INCLUDING LOCAL, TRANSPORT, AND TRANSIT SERVICES. ACE’s Internet Protocol (“IP”) network, including but not limited to local network connections and IP transport and transit services, is guaranteed to be available to EIG and capable of delivering IP packets [**]% of the time, as averaged over a [**] (“Network Availability Guarantee”). ACE’s IP network includes [**]. The ACE IP backbone network includes [**]. [**] will calculate EIG’s Network Unavailability (defined below) for a particular calendar month. “Network Unavailability” is defined as the number of minutes that ACE provided network services are not available to EIG; provided that, Network Unavailability does not include [**] (defined below), [**] (defined below), or any unavailability caused by (i) [**].

2.	SCHEDULED MAINTENANCE FOR NETWORK AVAILABILITY. “Scheduled Maintenance” is defined as foreseeable periodic maintenance at the Premises performed by ACE. ACE shall notify EIG no less than [**] business days prior to any Scheduled Maintenance that may affect Network Availability. All such Scheduled Maintenance shall be performed between [**] Mountain Time Zone. Information regarding Scheduled Maintenance will be provided to EIG’s Designated Point of Contact by an Acceptable Method of Delivery.

3.	NETWORK AVAILABILITY GUARANTEE CREDIT. If the Network Availability Guarantee is not met during any given calendar month, as EIG’s sole and exclusive remedy for such failure, EIG will receive a credit of [**] of Network MRC for each cumulative [**] of Network Unavailability that exceeds the [**]. Network Unavailability that is [**] shall be rounded [**] to the nearest [**]. Network Unavailability that is [**] shall be rounded [**] to the nearest [**].

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4.	PACKET LOSS. The ACE IP backbone network is guaranteed to have a maximum [**] packet loss of less than [**]% over a [**] (“Packet Loss Guarantee”). Packet loss is measured as the [**] of [**] samples across the ACE IP backbone network taken throughout the [**].

5.	PACKET LOSS GUARANTEE CREDIT. If the Packet Loss Guarantee is not met during any given calendar month, as EIG’s [**] remedy for such failure, EIG may request a credit of [**]% of Network MRC for each [**]% of packet loss that exceeds the Packet Loss Guarantee, rounded [**] to the nearest [**]%.

6.	LIMITATION ON TOTAL NETWORK SLA MONTHLY CREDITS. IN NO EVENT WILL THE TOTAL AMOUNT OF CREDITS UNDER ALL OF THE ABOVE SERVICE LEVEL STANDARDS FOR WHICH EIG MAY BE ELIGIBLE IN ANY GIVEN MONTH EXCEED [**]% OF THE MONTHLY NETWORK MRC DUE UNDER THE NETWORK SERVICES AGREEMENT.

7.	INCORPORATION OF TERMS IN COLOCATION SLA. Paragraphs 4, 5, 6 and 7 of the colocation SLA attached to the MSA as Exhibit 2 are expressly incorporated herein by reference; provided that the term “SLA” therein shall refer to this Network SLA.

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EXHIBIT 5

List of Preapproved Professional Contractors

Main Utility Transformers:

Provo Power Supervisor:

[**], office: [**], mobile: [**]

Email: [**]

Utility Transformers:

24/7 Dispatcher: [**]

[**], mobile: [**]

Electrical Contractors:

[**]: [**]

[**]: [**]

[**], cell: [**], alternate cell: [**]

[**] cell: [**]

For [**]:

Lead Engineer: [**] Office: [**], Mobile: [**]

Service Technician: [**]: Mobile: [**]

Dispatch: [**]: office: [**] mobile: [**]

Generators:

Emergency Contacts—Generators:

Contact: [**]: [**]

Service Technician: [**]: [**]

[**] After Hours Dispatch: [**]

[**]: office: [**]

Emergency Contacts—Diesel:

1st Call: [**]- During business hours- [**]- [**]/ After-hours- [**]

2nd Call: [**]-[**]: [**] or [**]

ATS’:

Company: [**]

Contact: [**] Work: [**] Mobile: [**]

[**]: Office: [**] Mobile: [**]

[**]: Mobile: [**]

Technician: [**]: [**]

Transformers:

[**]: office: [**] or toll free #: [**]

Emergency Contacts—Transformers:

[**]: [**]

[**]: [**]

[**]: [**]

Mechanical Contractors:

[**]

Office/dispatch: [**] (ask for on call plumber)

[**]: [**]

[**]: [**]

[**]:

mobile: [**] or personal mobile: [**]

Office/ After hours: [**] (ask for on call plumber)

1

Water piping for Chillers:

Contractor: [**]

Office phone: [**]

[**]: office: [**] cell: [**]

Email: [**]

Emergency Contacts—Chiller Piping:

Emergency Contacts:

[**]: [**]

[**] [**]

[**]—See above

Chillers:

Emergency Contacts—Chillers:

Contractor: [**]

Office phone: [**] or email: [**]

24/7 Support number: [**]

[**]: [**]

[**]: [**]

Liebert HVAC Units:

For mechanical support:

Company: [**]

Emergency Contact(s):

[**]: Office: [**] Cell: [**]

Office/Dispatch: [**]

[**]: [**]

[**]: [**]

[**]: [**]

[**]: [**]

2nd Company: MSS

[**]: mobile: [**] or personal mobile: [**]

Office/ After hours: [**]

[**]: office: [**] mobile [**]

Fire System:

Emergency Contacts—Fire System:

[**] : [**]

[**]: [**]

[**]: [**]

[**]: [**]

Supply/Exhaust Fans and louvers:

Emergency Contacts—Fans & Louvers:

[**]: Office: [**] or Cell: [**]

[**]: [**]

Racks:

[**], office: [**] mobile: [**]

Email: [**]

PDU’s:

[**]

[**], mobile: [**]

Email: [**]

2

[**]:

Emergency Contacts—[**]

Emergency contact (24/7):

Lead Engineer: [**] Office: [**], Mobile: [**]

Service Technician: [**]: Mobile: [**]

Dispatch: [**] office: [**] mobile: [**]

Controls/VFD’s:

VFD’s:

[**]: [**]

Service Technician: [**]

Static Sensors:

[**], office: [**]

Company: [**]

Website: [**]

Email: [**]

3